Exhibit 99.1

UScellular and TDS Announce Sale of Wireless Operations and Select Spectrum Assets to

T-Mobile for Approximately $4.4 Billion in Cash and Assumed Debt

T-Mobile, after acquiring UScellular’s wireless operations and customers, will use its greater resources to deliver benefits to UScellular customers, including lower prices, more robust plans, superior network experiences, and more added benefits

T-Mobile to enter into new MLA and be a long-term tenant on at least 2,600 of UScellular’s towers

UScellular retains its nearly 4,400 owned towers, its equity method investments, and approximately 70% of spectrum assets

UScellular and TDS to hold conference call at 8:30 a.m. Central Time

CHICAGO (May 28, 2024) – United States Cellular Corporation (“UScellular”) (NYSE: USM) and Telephone and Data Systems, Inc. (“TDS”) (NYSE: TDS) today announced they have entered into a definitive agreement to sell UScellular’s wireless operations and select spectrum assets to T-Mobile for a purchase price of $4.4 billion, including a combination of cash and up to approximately $2 billion of assumed debt. Under the terms of the agreement, T-Mobile will acquire UScellular’s wireless operations and approximately 30% of spectrum assets across several spectrum bands. In addition, T-Mobile will enter into a new master license agreement (“MLA”) on more than 2,000 towers. The agreement follows a thorough strategic review process announced in August 2023 and has been unanimously recommended by the independent directors of UScellular and unanimously approved by the boards of directors of both UScellular and TDS, an 83 percent shareholder of UScellular.

Lower Prices, Faster Speeds, and More Reliable Performance on T-Mobile’s Nationwide 5G Network Committed to Serving Rural Americans

T-Mobile’s purchase and integration of UScellular’s wireless operations will provide more competitive choices for UScellular customers, as they will benefit from T-Mobile’s greater resources and ability to provide lower prices, more robust plans, and a better network experience. Access to T-Mobile’s 5G network, enhanced by UScellular’s spectrum and tower assets, will provide immediate value to UScellular customers through better coverage, speed and access to T-Mobile’s “Un-carrier” benefits including content offers, additional savings for seniors and robust customer service options.

“For over 40 years, UScellular has delivered on its mission of connecting people to what matters most, and this transaction will ensure customers have access to the level of service they deserve,” said LeRoy T. Carlson, Jr., Chair of the Board of Directors of UScellular. “In the face of rising competition and increasing capital intensity required to keep pace with the latest technologies, and following our careful and deliberate strategic review, we are confident that continuing to deliver on our mission requires a level of scale and investment that is best achieved by integrating our wireless operations with those of T-Mobile. T-Mobile has the resources to provide UScellular’s customers with an unparalleled network experience, lower prices and higher-quality services. We are pleased that T-Mobile also shares our commitment to bringing best-in-class connectivity to rural Americans, who today comprise nearly 40% percent of the population that UScellular serves.”

“The decisions we announced today are in the best interests of our customers and our shareholders. T-Mobile is the right partner for our wireless operations and will ensure that customers have access to best-in-class wireless speeds and performance, including 5G and a nationwide network, at compelling prices,” said Laurent Therivel, Chief Executive Officer of UScellular. “We are committed to serving the needs of our customers and supporting our associates as we work to complete the transaction.”

“This deal will create opportunity for T-Mobile to bring millions of UScellular customers lower prices and the Un-carrier’s superior value on our best-in-class nationwide 5G network, offering much needed choice and more real competition across the wireless industry,” said Mike Sievert, CEO of T-Mobile. “Bringing together UScellular’s network resources with ours will enable us to fill gaps in connectivity that will create a better experience for all of our customers with more coverage and more capacity. And this is just some of the goodness this deal will bring. This will be a real win for consumers across the U.S.”

Service Continuity and a Transformed UScellular Tower Business

In connection with the agreement, T-Mobile will enter into a new long-term MLA on a minimum of 2,015 incremental towers owned by UScellular and extend the lease term for the approximately 600 towers where T-Mobile is already a tenant. This will ensure continued, uninterrupted service for UScellular customers following the transaction and create a long-term contracted revenue stream from a strong anchor tenant for at least 15 years after the close of the transaction. With the inclusion of the towers occupied by other existing third-party tenants, UScellular’s tower assets will represent one of the largest and most attractive tower businesses in the United States.

Retained Spectrum and Equity-Method Investments

UScellular retains approximately 70% of its spectrum portfolio across several spectrum bands and will seek to opportunistically monetize these retained assets.

UScellular also retains significant equity method investment interests, primarily from its wireless partnerships, that generated $158 million of equity method income and $150 million in distributions in 2023.

Other Transaction Details

T-Mobile expects to finance the transaction with existing cash on hand, and the consummation of the transaction is not subject to any financing contingencies. In connection with the transaction, T-Mobile expects to conduct an exchange offer under which holders of certain UScellular debt with a face value of approximately $2 billion will be offered the opportunity to participate in an exchange offer of their UScellular debt for T-Mobile debt. Specific details of the expected exchange offer will be provided in due course. The amount of any debt exchanged will serve to reduce the cash payable to UScellular. Further, up to $100 million of the cash purchase price is contingent on achieving certain financial and operational metrics between signing and closing. The purchase price is also subject to other potential adjustments, as specified in the purchase agreement.

UScellular anticipates being in a position to return capital to shareholders after the close of the transaction, but any decisions regarding capital allocation or use of proceeds will be made by the UScellular Board of Directors in due course.

In order to provide financial perspective on the impact of this transaction, in the next few months, UScellular expects to provide both pro forma financial statements regarding this transaction, and segment financial statements which show the results of UScellular’s wireless operations and tower business separately.

The transaction has been unanimously recommended by the independent directors of UScellular and unanimously approved by the boards of directors of both UScellular and TDS. In addition, TDS, in its role as the 83 percent shareholder of UScellular, has delivered its written consent approving the transaction. No further action by UScellular’s shareholders will be needed or solicited in connection with the transaction.

The transaction is expected to close in mid-2025, subject to the receipt of regulatory approvals and the satisfaction of customary closing conditions.

Advisors

Citigroup Global Markets Inc. is serving as lead financial advisor, Centerview Partners LLC is serving as financial advisor and Sidley Austin LLP is serving as lead legal advisor to TDS. TD Securities (USA) LLC and Wells Fargo are also serving as financial advisors to TDS for the transaction. PJT Partners LP is serving as financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to the independent directors of UScellular. Clifford Chance LLP and Wilkinson Barker Knauer, LLP are also serving as legal regulatory advisors to UScellular and TDS for the transaction.

Conference Call Information

UScellular and TDS will hold a joint conference call on May 28, 2024, at 8:30 a.m. Central Time.

•	Access the live call on UScellular Events & Presentations or TDS Events & Presentations or at https://events.q4inc.com/attendee/598119900
•	Access the call by phone at (800) 715-9871 (U.S./Canada), conference ID: 2264212

Before the call, information to be discussed during the call will be posted to UScellular Events & Presentations. The call will be archived on UScellular Events & Presentations and TDS Events & Presentations.

About UScellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.5 million retail connections in 21 states. The Chicago-based company had 4,300 full- and part-time associates as of March 31, 2024. At the end of the first quarter of 2024, Telephone and Data Systems, Inc. owned approximately 83 percent of UScellular. For more information about UScellular, visit uscellular.com.

Contacts

Media:

FGS Global, Bryan Locke, Jim Finkle, Amy Corser

UScellular@FGSGlobal.com

Investors:

Colleen Thompson, Vice President – Corporate Relations

colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director – Investor Relations

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations about the consummation and benefits of the proposed transactions, including anticipated synergies, and T-Mobile’s and UScellular’s plans, objectives, expectations and intentions, and the expected timing of completion of the proposed transaction. These statements are based on current plans, estimates, projections, and assumptions, and the anticipated timing of completion of the proposed transactions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the failure to obtain, or delays in obtaining, required regulatory approvals and the risk that such approvals may be conditioned upon or result in the imposition of terms or conditions that could adversely affect the expected benefits of the proposed transaction; the failure to satisfy any of the other conditions to the proposed transaction on a timely basis, or at all; the occurrence of events that may allow one or more parties to terminate the definitive agreement; the adverse effects on UScellular’s or T-Mobile’s common stock and on UScellular’s or T-Mobile’s operating results because of a failure to complete the proposed transactions in the anticipated timeframe or at all; adverse changes in the ratings of UScellular’s or T-Mobile’s debt securities or adverse conditions or disruptions in the financial or credit markets; negative effects of the announcement, pendency or consummation of the transaction on UScellular’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant transaction costs and unknown liabilities; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; costs or difficulties related to the integration of UScellular’s network and operations into T-Mobile; the risk of litigation or regulatory actions, including antitrust litigation; the risk that certain contractual restrictions contained in the definitive agreement during the pendency of the proposed transaction could adversely affect UScellular’s ability to pursue business opportunities or strategic transactions; effects of changes in the state or federal regulatory environment in which UScellular and T-Mobile operate; intense competition; the ability of UScellular and T-Mobile to retain and attract people of outstanding talent throughout all levels of the organization; the ability of UScellular to obtain or maintain leases for its towers; advances in technology; the ability of the company to successfully construct and manage its towers; difficulties involving third parties with which UScellular does business; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; changes in tax rules or pronouncements; the possibility that the Board of Directors of UScellular will not declare dividends; conditions in the U.S. telecommunications industry; the value of assets and investments; pending and future litigation; cyber-attacks or other breaches of network or information technology security; potential conflicts of interests between TDS and UScellular; deterioration of U.S. or global economic conditions; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular’s Form 10-K.

Additional Information and Where to Find It

UScellular will prepare an information statement on Schedule 14C for its shareholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to UScellular’s shareholders. You may obtain copies of all documents filed by UScellular with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from UScellular’s website at https://investors.uscellular.com.

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